Exhibit 99.(n)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” within the Statement of Additional Information, in Post-Effective Amendment No. 22 to the Registration Statement (Form N-2 File No. 333-212323) and related Statement of Additional Information of CION Ares Diversified Credit Fund for the registration of shares of beneficial interests of Class A, Class C, Class I, Class L, Class U, Class U-2, and Class W.

We also consent to the incorporation by reference therein of our report dated February 28, 2020 with respect to the financial highlights, senior securities and financial statements of CION Ares Diversified Credit Fund for the period ended December 31, 2019, included in the Annual Report (Form N-CSR) for 2019 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

October 15, 2020